Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated May 7, 2021, with respect to the consolidated financial statements of Cadre Holdings, Inc., included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Jacksonville, Florida

July 12, 2021